Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Tax-Free Advantage Municipal Fund
333-100323
811-21212

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009, adjourned to March 17, 2009 and adjourned again to March 18, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment Policies are as follows:

   To approve the elimination of the fundamental policy
relating to commodities.
    Common and MuniPreferred shares voting
together as a class
     MuniPreferred shares voting
together as a class
To approve the elimination of the fundamental policies relating to investments in insured municipal securities.


   For
            2,581,702
                      177
   Against
               147,379
                         -
   Abstain
               131,052
                         -
   Broker Non-Votes
               820,106
                         -
      Total
            3,680,239
                      177



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
            2,587,732
                      177
   Against
               141,009
                         -
   Abstain
               131,392
                         -
   Broker Non-Votes
               820,106
                         -
      Total
            3,680,239
                      177

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012586.